DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces Third Quarter Fiscal 2025 Financial Results

San Francisco – December 5, 2024 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended October 31, 2024. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Docusign delivered powerful new innovation for customers highlighted by new capabilities to its Intelligent Agreement Management (“IAM”) platform,” said Allan Thygesen, CEO of Docusign. “In Q3, early IAM momentum outpaced expectations, and we continued to drive improvement in our core business with strong revenue growth and operating profit.”

Third Quarter Financial Highlights

▪Total revenue was $754.8 million, an 8% year-over-year increase. Subscription revenue was $734.7 million, an 8% year-over-year increase. Professional services and other revenue was $20.1 million, an 11% year-over-year increase.
▪Billings were $752.3 million, a 9% year-over-year increase.
▪GAAP gross margin was 79.3% compared to 79.6% in the same period last year. Non-GAAP gross margin was 82.5% compared to 83.0% in the same period last year.
▪GAAP net income per basic share was $0.31 on 204 million shares outstanding compared to $0.19 on 204 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.30 on 209 million shares outstanding compared to $0.19 on 208 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.90 on 209 million shares outstanding compared to $0.79 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $234.3 million compared to $264.2 million in the same period last year.
▪Free cash flow was $210.7 million compared to $240.3 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.1 billion at the end of the quarter.
▪Repurchases of common stock were $172.7 million compared to $75.0 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Key Business Highlights:

IAM Product Releases and Highlights: Docusign announced new product capabilities to its IAM platform. Highlights from recent product releases include:
▪Docusign Navigator: Lexion’s AI capabilities were released to the IAM platform, including the ability to surface insights from a more extensive array of agreement types. Additionally, Navigator now includes the ability to import documents from third-party partners including Box, Dropbox, Google Drive, and Microsoft OneDrive. Also, Navigator now has an upgraded search experience that includes predictive type-ahead functionality, more filters, and the ability to export results.
▪Docusign IAM with Maestro and App Center Global Expansion: IAM with Docusign Maestro and IAM App Center availability expanded globally in the third fiscal quarter after the initial launch in the US, Canada, and Australia in May.
Contract Lifecycle Management (“CLM”) Product Releases and Highlights:
▪Docusign CLM Connector for SAP Ariba: Docusign Connector for SAP Ariba automates workflows to help businesses accelerate time to value and eliminate friction in source-to-pay agreement processes.
▪AI-assisted Contract Review for CLM: Incorporating Lexion’s AI technology, AI-assisted review was launched with availability for Microsoft Word allowing for AI-generated markups, language recommendations, and generative Q&A.

DOCUSIGN, INC.
▪2024 Gartner Magic Quadrant Leader: For the fifth year in a row, Docusign was named a Leader in the 2024 Magic Quadrant for Contract Life Cycle Manager report by Gartner, Inc.
Developer Ecosystem:
▪Docusign Discover 2024: On November 20, Docusign held its first-ever agreement management ecosystem event, connecting customers, partners, and developers. Discover showcased Docusign IAM integrations with Microsoft, SAP, and Workday, and provided workshops and a virtual hackathon for developers to build across the entire agreement lifecycle. Docusign for Developers was also introduced as a suite of developer tools that partners will use to build apps powered by the IAM platform.
▪Copilot for Microsoft 365 Integration: Integration with Microsoft 365 allows agreements to be searchable by Copilot, the AI-powered chatbot available to Microsoft customers. Users across HR, Sales, Procurement, Legal, and more can use the Copilot for M365 integration to ask Copilot for outstanding agreements or agreement status using AI-powered chat experiences.

Guidance

The company currently expects the following guidance:

▪Quarter ending January 31, 2025 (in millions, except percentages):

Total revenue	$758	to	$762
Subscription revenue	$741	to	$745
Billings	$870	to	$880
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	27.5%	to	28.5%
Non-GAAP diluted weighted-average shares outstanding	209	to	214

▪Fiscal Year ending January 31, 2025 (in millions, except percentages):

Total revenue	$2,959	to	$2,963
Subscription revenue	$2,885	to	$2,889
Billings	$3,056	to	$3,066
Non-GAAP gross margin	81.9%	to	82.1%
Non-GAAP operating margin	29.5%	to	29.7%
Non-GAAP diluted weighted-average shares outstanding	210	to	212

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on December 5, 2024 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EST) December 19, 2024 using the passcode 13750095.

About Docusign

Docusign brings agreements to life. Over 1.6 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2024. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, as well as statements related to our expectations regarding the benefits, rollout and customer demand of the Docusign IAM platform. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and maintain or increase future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products; our ability to successfully execute our technical developments, go-to-market and sales strategy for our IAM platform; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2024 filed on March 21, 2024, our quarterly report on Form 10-Q for the quarter ended October 31, 2024, which we expect to file on December 6, 2024 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial

DOCUSIGN, INC.
performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, acquisition-related expenses, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024 and fiscal 2025, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue:
Subscription	$734,693	$682,352	$2,143,542	$1,991,026
Professional services and other	20,127	18,069	56,945	58,470
Total revenue	754,820	700,421	2,200,487	2,049,496
Cost of revenue:
Subscription	134,587	114,227	393,561	339,354
Professional services and other	21,950	28,418	67,887	85,360
Total cost of revenue	156,537	142,645	461,448	424,714
Gross profit	598,283	557,776	1,739,039	1,624,782
Operating expenses:
Sales and marketing	290,597	292,473	859,705	867,916
Research and development	151,101	136,640	432,992	387,964
General and administrative	97,555	108,215	277,162	316,910
Restructuring and other related charges	—	710	29,721	30,293
Total operating expenses	539,253	538,038	1,599,580	1,603,083
Income from operations	59,030	19,738	139,459	21,699
Interest expense	(462)	(1,577)	(1,150)	(5,135)
Interest income and other income, net	13,006	17,673	41,745	47,373
Income before provision for (benefit from) income taxes	71,574	35,834	180,054	63,937
Provision for (benefit from) income taxes	9,151	(2,971)	(804,340)	17,198
Net income	$62,423	$38,805	$984,394	$46,739
Net income per share attributable to common stockholders:
Basic	$0.31	$0.19	$4.81	$0.23
Diluted	$0.30	$0.19	$4.69	$0.23
Weighted-average shares used in computing net income per share:
Basic	203,567	204,456	204,674	203,609
Diluted	208,706	208,054	209,755	208,317

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$14,862	$13,705	$44,636	$38,143
Cost of revenue—professional services and other	4,765	7,343	14,465	21,359
Sales and marketing	49,347	53,715	154,396	150,604
Research and development	53,184	48,310	150,816	129,458
General and administrative	31,070	36,337	91,239	111,271
Restructuring and other related charges	—	8	4,836	4,996

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	October 31, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$610,870	$797,060
Investments—current	331,506	248,402
Accounts receivable, net	300,444	439,299
Contract assets—current	13,645	15,922
Prepaid expenses and other current assets	75,412	66,984
Total current assets	1,331,877	1,567,667
Investments—noncurrent	112,805	121,977
Property and equipment, net	278,623	245,173
Operating lease right-of-use assets	113,365	123,188
Goodwill	455,678	353,138
Intangible assets, net	83,307	50,905
Deferred contract acquisition costs—noncurrent	445,987	409,627
Deferred tax assets—noncurrent	816,538	2,031
Other assets—noncurrent	132,028	97,584
Total assets	$3,770,208	$2,971,290
Liabilities and Equity
Current liabilities
Accounts payable	$18,144	$19,029
Accrued expenses and other current liabilities	94,591	104,037
Accrued compensation	158,779	195,266
Contract liabilities—current	1,307,749	1,320,059
Operating lease liabilities—current	19,507	22,230
Total current liabilities	1,598,770	1,660,621
Contract liabilities—noncurrent	22,931	21,980
Operating lease liabilities—noncurrent	111,132	120,823
Deferred tax liability—noncurrent	19,303	16,795
Other liabilities—noncurrent	28,695	21,332
Total liabilities	1,780,831	1,841,551
Stockholders’ equity
Common stock	20	21
Treasury stock	(2,871)	(2,164)
Additional paid-in capital	3,225,481	2,821,461
Accumulated other comprehensive loss	(23,682)	(19,360)
Accumulated deficit	(1,209,571)	(1,670,219)
Total stockholders’ equity	1,989,377	1,129,739
Total liabilities and equity	$3,770,208	$2,971,290

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$62,423	$38,805	$984,394	$46,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,569	23,324	79,097	71,429
Amortization of deferred contract acquisition and fulfillment costs	61,264	49,399	172,731	147,781
Amortization of debt discount and transaction costs	138	1,227	415	3,722
Non-cash operating lease costs	4,601	4,768	14,463	16,499
Stock-based compensation expense	153,228	159,418	460,388	455,831
Deferred income taxes	6,675	3,845	(817,886)	7,265
Other	1,149	(571)	6,472	(1,353)
Changes in operating assets and liabilities:
Accounts receivable	7,120	53,099	130,691	152,902
Prepaid expenses and other current assets	8,767	6,463	(8,300)	(7,957)
Deferred contract acquisition and fulfillment costs	(83,293)	(63,154)	(214,548)	(176,510)
Other assets	(1,060)	(5,586)	(16,118)	(14,019)
Accounts payable	10,061	11,205	(1,514)	(9,089)
Accrued expenses and other liabilities	1,014	(7,792)	(7,146)	2,372
Accrued compensation	(21,226)	(1,056)	(41,128)	(4,368)
Contract liabilities	95	(3,582)	(16,431)	36,876
Operating lease liabilities	(4,199)	(5,635)	(16,220)	(19,292)
Net cash provided by operating activities	234,326	264,177	709,360	708,828
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	(143,611)	—
Purchases of marketable securities	(110,296)	(28,974)	(333,537)	(203,346)
Maturities of marketable securities	90,211	87,500	265,834	251,517
Purchases of strategic and other investments	—	(400)	(625)	(520)
Purchases of property and equipment	(23,613)	(23,841)	(68,646)	(70,277)
Net cash provided by (used in) investing activities	(43,698)	34,285	(280,585)	(22,626)
Cash flows from financing activities:
Repayments of convertible senior notes	—	(37,083)	—	(37,083)
Repurchases of common stock	(172,665)	(75,035)	(521,803)	(145,515)
Settlement of capped calls, net of related costs	—	—	—	23,688
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(51,051)	(35,615)	(132,134)	(98,296)
Proceeds from exercise of stock options	10,257	12,375	11,346	13,207
Proceeds from employee stock purchase plan	15,124	14,604	35,314	32,994
Net cash used in financing activities	(198,335)	(120,754)	(607,277)	(211,005)
Effect of foreign exchange on cash, cash equivalents and restricted cash	438	(7,187)	(2,239)	(4,897)
Net increase (decrease) in cash, cash equivalents and restricted cash	(7,269)	170,521	(180,741)	470,300
Cash, cash equivalents and restricted cash at beginning of period (1)	628,027	1,022,980	801,499	723,201
Cash, cash equivalents and restricted cash at end of period (1)	$620,758	$1,193,501	$620,758	$1,193,501
(1) Cash, cash equivalents and restricted cash included restricted cash of $9.9 million and $4.4 million at October 31, 2024 and January 31, 2024.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP gross profit	$598,283	$557,776	$1,739,039	$1,624,782
Add: Stock-based compensation	19,627	21,048	59,101	59,502
Add: Amortization of acquisition-related intangibles	3,566	2,070	8,703	6,787
Add: Employer payroll tax on employee stock transactions	894	537	2,733	1,925
Add: Lease-related impairment and lease-related charges	—	—	—	721
Non-GAAP gross profit	$622,370	$581,431	$1,809,576	$1,693,717
GAAP gross margin	79.3%	79.6%	79.0%	79.3%
Non-GAAP adjustments	3.2%	3.4%	3.2%	3.3%
Non-GAAP gross margin	82.5%	83.0%	82.2%	82.6%

GAAP subscription gross profit	$600,106	$568,125	$1,749,981	$1,651,672
Add: Stock-based compensation	14,862	13,705	44,636	38,143
Add: Amortization of acquisition-related intangibles	3,566	2,070	8,703	6,787
Add: Employer payroll tax on employee stock transactions	574	301	1,961	1,232
Add: Lease-related impairment and lease-related charges	—	—	—	505
Non-GAAP subscription gross profit	$619,108	$584,201	$1,805,281	$1,698,339
GAAP subscription gross margin	81.7%	83.3%	81.6%	83.0%
Non-GAAP adjustments	2.6%	2.3%	2.6%	2.3%
Non-GAAP subscription gross margin	84.3%	85.6%	84.2%	85.3%

GAAP professional services and other gross loss	$(1,823)	$(10,349)	$(10,942)	$(26,890)
Add: Stock-based compensation	4,765	7,343	14,465	21,359
Add: Employer payroll tax on employee stock transactions	320	236	772	693
Add: Lease-related impairment and lease-related charges	—	—	—	216
Non-GAAP professional services and other gross profit	$3,262	$(2,770)	$4,295	$(4,622)
GAAP professional services and other gross margin	(9.1)%	(57.3)%	(19.2)%	(46.0)%
Non-GAAP adjustments	25.3%	42.0%	26.7%	38.1%
Non-GAAP professional services and other gross margin	16.2%	(15.3)%	7.5%	(7.9)%

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Reconciliation of operating expenses:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP sales and marketing	$290,597	$292,473	$859,705	$867,916
Less: Stock-based compensation	(49,347)	(53,715)	(154,396)	(150,604)
Less: Amortization of acquisition-related intangibles	(3,354)	(2,629)	(9,096)	(7,888)
Less: Employer payroll tax on employee stock transactions	(1,618)	(875)	(5,351)	(3,945)
Less: Lease-related impairment and lease-related charges	—	—	—	(2,171)
Non-GAAP sales and marketing	$236,278	$235,254	$690,862	$703,308
GAAP sales and marketing as a percentage of revenue	38.4%	41.8%	39.1%	42.3%
Non-GAAP sales and marketing as a percentage of revenue	31.3%	33.6%	31.4%	34.3%

GAAP research and development	$151,101	$136,640	$432,992	$387,964
Less: Stock-based compensation	(53,184)	(48,310)	(150,816)	(129,458)
Less: Employer payroll tax on employee stock transactions	(1,273)	(876)	(5,592)	(3,671)
Less: Lease-related impairment and lease-related charges	—	—	—	(873)
Non-GAAP research and development	$96,644	$87,454	$276,584	$253,962
GAAP research and development as a percentage of revenue	20.0%	19.5%	19.7%	18.9%
Non-GAAP research and development as a percentage of revenue	12.8%	12.4%	12.6%	12.4%

GAAP general and administrative	$97,555	$108,215	$277,162	$316,910
Less: Stock-based compensation	(31,070)	(36,337)	(91,239)	(111,271)
Less: Employer payroll tax on employee stock transactions	(489)	(564)	(1,774)	(1,541)
Less: Acquisition-related expenses	376	—	(4,340)	—
Less: Lease-related impairment and lease-related charges	—	—	—	(695)
Non-GAAP general and administrative	$66,372	$71,314	$179,809	$203,403
GAAP general and administrative as a percentage of revenue	12.9%	15.4%	12.6%	15.4%
Non-GAAP general and administrative as a percentage of revenue	8.8%	10.2%	8.1%	9.9%

Reconciliation of income from operations and operating margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
GAAP income from operations	$59,030	$19,738	$139,459	$21,699
Add: Stock-based compensation	153,228	159,410	455,552	450,835
Add: Amortization of acquisition-related intangibles	6,920	4,699	17,799	14,675
Add: Employer payroll tax on employee stock transactions	4,274	2,852	15,450	11,082
Add: Acquisition-related expenses	(376)	—	4,340	—
Add: Restructuring and other related charges	—	710	29,721	30,293
Add: Lease-related impairment and lease-related charges	—	—	—	4,460
Non-GAAP income from operations	$223,076	$187,409	$662,321	$533,044
GAAP operating margin	7.8%	2.8%	6.3%	1.1%
Non-GAAP adjustments	21.8%	24.0%	23.8%	24.9%
Non-GAAP operating margin	29.6%	26.8%	30.1%	26.0%

DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP net income	$62,423	$38,805	$984,394	$46,739
Add: Stock-based compensation	153,228	159,410	455,552	450,835
Add: Amortization of acquisition-related intangibles	6,920	4,699	17,799	14,675
Add: Employer payroll tax on employee stock transactions	4,274	2,852	15,450	11,082
Add: Acquisition-related expenses	(376)	—	4,340	—
Add: Restructuring and other related charges	—	710	29,721	30,293
Add: Amortization of debt discount and issuance costs	—	1,250	—	4,149
Add: Fair value adjustments to strategic investments	—	—	—	119
Add: Lease-related impairment and lease-related charges	—	—	—	4,460
Add: Income tax and other tax adjustments	(37,973)	(43,922)	(944,923)	(98,712)
Non-GAAP net income	$188,496	$163,804	$562,333	$463,640

Numerator:
Non-GAAP net income	$188,496	$163,804	$562,333	$463,640
Add: Interest expense on convertible senior notes	—	22	—	425
Non-GAAP net income attributable to common stockholders, diluted	$188,496	$163,826	$562,333	$464,065

Denominator:
Weighted-average common shares outstanding, basic	203,567	204,456	204,674	203,609
Effect of dilutive securities	5,139	3,598	5,081	4,708
Non-GAAP weighted-average common shares outstanding, diluted	208,706	208,054	209,755	208,317

GAAP net income per share, basic	$0.31	$0.19	$4.81	$0.23
GAAP net income per share, diluted	$0.30	$0.19	$4.69	$0.23
Non-GAAP net income per share, basic	$0.93	$0.80	$2.75	$2.28
Non-GAAP net income per share, diluted	$0.90	$0.79	$2.68	$2.23

Computation of free cash flow:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$234,326	$264,177	$709,360	$708,828
Less: Purchases of property and equipment	(23,613)	(23,841)	(68,646)	(70,277)
Non-GAAP free cash flow	$210,713	$240,336	$640,714	$638,551
Net cash provided by (used in) investing activities	$(43,698)	$34,285	$(280,585)	$(22,626)
Net cash used in financing activities	$(198,335)	$(120,754)	$(607,277)	$(211,005)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Revenue	$754,820	$700,421	$2,200,487	$2,049,496
Add: Contract liabilities and refund liability, end of period	1,332,828	1,228,174	1,332,828	1,228,174
Less: Contract liabilities and refund liability, beginning of period	(1,334,461)	(1,233,894)	(1,343,792)	(1,191,269)
Add: Contract assets and unbilled accounts receivable, beginning of period	17,461	22,358	20,189	16,615
Less: Contract assets and unbilled accounts receivable, end of period	(18,341)	(25,253)	(18,341)	(25,253)
Add: Contract assets and unbilled accounts receivable by acquisitions	—	—	53	—
Less: Contract liabilities and refund liability contributed by acquisitions	—	—	(5,071)	—
Non-GAAP billings	$752,307	$691,806	$2,186,353	$2,077,763